                                                                     EXHIBIT 3.6

                           AMENDED AND RESTATED BYLAWS

                                       OF

                                   CAIRE INC.

                                    ARTICLE 1

                            Meetings of Stockholders

     1.1 Places of Meetings. All meetings of the stockholders shall be held at such place, either within or without the State of Delaware, as from time to time may be fixed by the Board of Directors.

     1.2 Annual Meetings. The annual meeting of the stockholders, for the election of Directors and transaction of such other business as may come before the meeting, shall be held on such date as from time to time may be fixed by the Board of Directors.

     1.3 Special Meetings. A special meeting of the stockholders for any purpose or purposes may be called at any time by the Chairman of the Board or the President or by a majority of the Board of Directors. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

     1.4 Notice of Meetings. Written or printed notice stating the place, day and hour of every meeting of the stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed not less than ten nor more than sixty days before the date of the meeting to each stockholder of record entitled to vote at such meeting, at his address that appears in the share transfer books of the Corporation. Such further notice shall be given as may be required by law, but meetings may be held without notice if all the stockholders entitled to vote at the meeting are present in person or by proxy or if the notice is waived in writing by those not present, either before or after the meeting.

     1.5 Quorum. Any number of stockholders together holding at least a majority of the outstanding shares of capital stock entitled to vote with respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the stockholders present or represented by proxy without notice other than by announcement at the meeting.

     1.6 Voting. At any meeting of the stockholders each stockholder of a class entitled to vote on any matter coming before the meeting shall, as to such matter, have one vote, in person or by proxy, for each share of capital stock of such class standing in his name on the books of the Corporation on the date, not more than seventy days prior to such meeting, fixed by the Board of Directors as the record date for the purpose of determining stockholders entitled to vote. Every proxy shall be in writing, dated and signed by the stockholder entitled to vote or his duly authorized attorney-in-fact.

     1.7 Inspectors. An appropriate number of inspectors for any meeting of stockholders may be appointed by the Chairman of such meeting. Inspectors so appointed will open and close the polls, will receive and take charge of proxies and ballots, and will decide all questions as to the qualifications of voters, validity of proxies and ballots, and the number of votes properly cast.

     1.8 Stockholder Proposals. To be properly brought before a meeting of stockholders, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) brought before the meeting by a stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 1.8. For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the
Corporation: (i) with respect to an annual meeting, not less than 50 days or more than 75 days prior to the annual meeting; provided, however, that in the event that less than 65 days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs; and (ii) with respect to a special meeting of stockholders, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Such stockholder's notice to the Secretary shall set forth: as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting (including the specific proposal to be presented) and the reasons for conducting such business at the meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class, series and number of shares of capital stock of the Corporation that are owned of record by the stockholder and (iv) any material interest of the stockholder in such business.

     In the event that a stockholder attempts to bring business before a meeting without complying with the provisions of this Section 1.8, the Chairman of the meeting shall declare to the meeting that the business was not properly brought before the meeting in accordance with the foregoing procedures, and such business shall not be transacted.

                                    ARTICLE 2

                                    Directors

     2.1 General Powers. The property, affairs and business of the Corporation shall be managed under the direction of the Board of Directors, and, except as otherwise expressly provided by law, the Certificate of Incorporation or these Bylaws, all of the powers of the Corporation shall be vested in such Board.

     2.2 Number of Directors. The number of Directors constituting the Board of Directors shall be two (2).

     2.3 Election and Removal of Directors; Quorum.

          (a) At each annual meeting of stockholders, (i) Directors shall be elected to succeed those Directors whose terms have expired, and (ii) any vacancies then existing shall be filled.

          (b) Any Director may be removed from office as provided in the Restated Certificate of Incorporation by the vote of stockholders holding not less than a majority of the shares entitled to vote in an election of Directors at a meeting called expressly for that purpose or by a majority of the remaining Directors though less than a quorum of the Board.

          (c) Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining Directors though less than a quorum of the Board, and the term of office of any Director so elected shall expire at the next stockholders' meeting at which Directors are elected.

          (d) A majority of the number of Directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Less than a quorum may adjourn any meeting.

     2.4 Meeting of Directors. An annual meeting of the Board of Directors shall be held as soon as practicable after the adjournment of the annual meeting of stockholders at such place as the Board may designate. Other meetings of the Board of Directors shall be held at places within or without the State of Delaware and at times fixed by resolution of the Board, or upon call of the Chairman of the Board, the President or a majority of the Directors. The Secretary or officer performing the Secretary's duties shall give not less than twenty-four hours notice by letter, telegraph or telephone (or in person) of all meetings of the Board of Directors, provided that notice need not be given of the annual meeting or of regular meetings held at times and places fixed by resolution of the Board. Meetings may be held at any time without notice if all of the Directors are present, or if those not present waive notice in writing either before or after the meeting. The notice of meetings of the Board need not state the purpose of the meeting.

     2.5 Compensation. By resolution of the Board, Directors may be allowed a fee and expenses for attendance at all meetings, but nothing herein shall preclude Directors from serving the Corporation in other capacities and receiving compensation for such other services.

     2.6 Eligibility for Service as a Director. No person shall be elected or reelected as a Director if at the time of any such proposed election or reelection he shall have attained the age of 70 years.

     2.7 Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors at any meeting of stockholders. Nominations of persons for election to the Board of the Corporation at the Annual Meeting may be made at such meeting by or at the direction of the Board of Directors, by any committee or persons appointed by the Board or by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 2.7. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the
Corporation: (i) with respect to an annual meeting, not less than 50 days or more than 75 days prior to the annual meeting; provided, however, that in the event that less than 65 days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs; and (ii) with respect to an election to be held at a special meeting of stockholders for the election of Directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Such stockholder's notice to the Secretary shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a Director, (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person,
(c) the class, series and number of shares of capital stock of the Corporation that are beneficially owned by the person and (d) any other information relating to the person that is required to be disclosed in solicitations of proxies for election of Directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended (if the

Corporation is then subject to such Rules and Regulations) and (ii) as to the stockholder giving the notice (a) the name and record address of the stockholder and (b) the class, series and number of shares of capital stock of the Corporation that are owned of record by the stockholder. Such notice shall be accompanied by the consent of each nominee to serve as a Director of the Corporation if so elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a Director of the Corporation. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth herein. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     The Board of Directors shall include in each slate of nominees one nominee proposed by holders of Common Stock, and in selecting such nominee shall give priority to nominations made by holders of Common Stock based upon the number of shares of Common Stock owned by the stockholder proposing each nominee; provided, however, that so long as Richard D. Irwin consents to continue to serve as Director of the Corporation, he shall be the nominee included in each such slate, without the requirement of complying with the foregoing procedure.

                                    ARTICLE 3

                                   Committees

     3.1 Executive Committee. The Board of Directors, by resolution adopted by a majority of the number of Directors fixed in the bylaws, may elect an Executive Committee, which shall consist of not less than three Directors, including the President. When the Board of Directors is not in session, the Executive Committee shall have all power vested in the Board of Directors by law, by the Certificate of Incorporation, or by these Bylaws, provided that the

Executive Committee shall not have power to (i) approve or recommend to stockholders action that the Delaware General Corporation Law requires to be approved by stockholders; (ii) fill vacancies on the Board or on any of its committees; (iii) amend the Certificate of Incorporation pursuant to Section 242 of the Delaware General Corporation Law; (iv) adopt, amend or repeal the Bylaws;
(v) approve a plan of merger not requiring stockholder approval; (vi) authorize or approve a distribution, except according to a general formula or method prescribed by the Board of Directors; or (vii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, other than within limits specifically prescribed by the Board of Directors. The Executive Committee shall report at the next regular or special meeting of the Board of Directors all action that the Executive Committee may have taken on behalf of the Board since the last regular or special meeting of the Board of Directors.

     3.2 Other Committees. The Board of Directors, by resolution adopted by a majority of the number of Directors fixed in the bylaws, may establish such other standing or special committees of the Board as it may deem advisable, consisting of not less than two Directors; and the members, terms and authority of such committees shall be as set forth in the resolutions establishing the same.

     3.3 Meetings. Regular and special meetings of any Committee established pursuant to this Article may be called and held subject to the same requirements with respect to time, place and notice as are specified in these Bylaws for regular and special meetings of the Board of Directors.

     3.4 Quorum and Manner of Acting. A majority of the number of members of any Committee shall constitute a quorum for the transaction of business at such meeting. The action of a majority of those members present at a Committee meeting at which a quorum is present shall constitute the act of the Committee.

     3.5 Term of Office. Members of any Committee shall be elected as above provided and shall hold office until their successors are elected by the Board of Directors or until such Committee is dissolved by the Board of Directors.

     3.6 Resignation and Removal. Any member of a Committee may resign at any time by giving written notice of his intention to do so to the President or the Secretary of the Corporation, or may be removed, with or without cause, at any time by such vote of the Board of Directors as would suffice for his election.

     3.7 Vacancies. Any vacancy occurring in a Committee resulting from any cause whatsoever may be filled by a majority of the number of Directors fixed bylaws.

                                    ARTICLE 4

                                    Officers

     4.1 Election of Officers; Terms. The officers of the Corporation shall consist of a President, a Secretary and a Treasurer. Other officers, including a Chairman of the Board, one or more Vice Presidents (whose seniority and titles, including Executive Vice Presidents and Senior Vice Presidents, may be specified by the Board of Directors), and assistant and subordinate officers, may from time to time be elected by the Board of Directors. All officers shall hold office until the next annual meeting of the Board of Directors and until their successors are elected. The President shall be chosen from among the Directors. Any two officers may be combined in the same person as the Board of Directors may determine.

     4.2 Removal of Officers: Vacancies. Any officer of the Corporation may be removed summarily with or without cause, at any time, by the Board of Directors. Vacancies may be filled by the Board of Directors.

     4.3 Duties. The officers of the Corporation shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as are prescribed by law or are hereinafter provided or as from time to time shall be conferred by the Board of Directors. The Board of Directors may require any officer to give such bond for the faithful performance of his duties as the Board may see fit.

     4.4 Duties of the President. The President shall be the chief executive officer of the Corporation and shall be primarily responsible for the implementation of policies of the Board of Directors. He shall have the authority over the general management and direction of the business and operations of the Corporation and its divisions, if any, subject only to the ultimate authority of the Board of Directors. He shall be a Director and, except as otherwise provided in these Bylaws or in the resolutions establishing other committees, he shall be ex officio a member of all Committees of the Board. In the absence of the Chairman and the Vice-Chairman of the Board, or if there are no such officers, the President shall preside at all corporate meetings. He may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments except in cases where the signing and the execution thereof shall be expressly delegated by law to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, he shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him by the Board of Directors.

     4.5 Duties of the Vice Presidents. Each Vice President (which term includes any Senior Executive Vice President, Executive Vice President and Senior Vice President), if any, shall have such powers and duties as may from time to time be assigned to him by the President or the Board of Directors. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except where the signing and execution of such documents shall be expressly delegated by the Board of Directors or the President to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed.

     4.6 Duties of the Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit all monies and securities of the Corporation in such banks and depositories as shall be designated by the Board of Directors. He shall be responsible (i) for maintaining adequate financial accounts and records in accordance with generally accepted accounting practices; (ii) for the preparation of appropriate operating budgets and financial statements, (iii) for the preparation and filing of all tax returns required by law; and (iv) for the performance of all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or the President. The Treasurer may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise be signed or executed.

     4.7 Duties of the Secretary. The Secretary shall act as secretary of all meetings of the Board of Directors and stockholders of the Corporation. When requested, he shall also act as secretary of the meetings of the committees of the Board. He shall keep and preserve the minutes of all such meetings in permanent books. He shall see that all notices required to be given by the Corporation are duly given and served; shall have custody of the seal of the Corporation and shall affix the seal or cause it to be affixed by facsimile or otherwise to all share certificates of the Corporation and to all documents the execution of which on behalf of the Corporation under its corporate seal is required in accordance with law or the provisions of these Bylaws; shall have custody of all deeds, leases, contracts and other important corporate documents; shall have charge of the books, records and papers of the Corporation relating to its organization and management as a Corporation; shall see that all reports, statements and other documents required by law (except tax returns) are properly filed; and shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

     4.8 Compensation. The Board of Directors shall have authority to fix the compensation of all officers of the Corporation.

                                    ARTICLE 5

                                  Capital Stock

     5.1 Certificates. The shares of capital stock of the Corporation shall be evidenced by certificates in forms prescribed by the Board of Directors and executed in any manner permitted by law and stating thereon the information required by law. Transfer agents and/or registrars for one or more classes of shares of the Corporation may be appointed by the Board of Directors and may be required to countersign certificates representing shares of such class or classes. If any officer whose signature or facsimile thereof shall have been used on a share certificate shall for any reason cease to be an officer of the Corporation and such certificate shall not have been delivered by the Corporation, the Board of Directors may nevertheless adopt such certificate and it may then be issued and delivered as though such person had not ceased to be an officer of the Corporation.

     5.2 Lost, Destroyed and Mutilated Certificates. Holders of the shares of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may in its discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such stockholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

     5.3 Transfer of Shares. The shares of the Corporation shall be transferable or assignable only on the books of the Corporation by the holder in person or by attorney on surrender of the certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation. The Corporation will recognize, however, the exclusive right of the person registered on its books as the owner of shares to receive dividends or other distributions and to vote as such owner.

     5.4 Fixing Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as of the record date for any such determination of stockholders, such date in any case to be not more than seventy days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend or other distribution, the date on which notices of the meeting are mailed or the date on which the resolution of the Board of Directors declaring such dividend or other distribution is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

                                    ARTICLE 6

                            Miscellaneous Provisions

     6.1 Seal. The seal of the Corporation, if one shall be used, shall consist of a circular design of which there may be any number of counterparts, on which there shall be engraved the word "Seal" and the name of the Corporation.

     6.2 Fiscal Year. The fiscal year of the Corporation shall end on such date and shall consist of such accounting periods as may be fixed by the Board of Directors.

     6.3 Checks, Notes and Drafts. Checks, notes, drafts and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.

     6.4 Amendment of Bylaws. Unless proscribed by the Certificate of Incorporation, these Bylaws may be amended or altered at any meeting of the Board of Directors by affirmative vote of a majority of the number of Directors fixed by these Bylaws. The stockholders entitled to vote in respect of the election of Directors, however, shall have the power to rescind, amend, alter or repeal any Bylaws and to enact Bylaws that, if expressly so provided, may not be amended, altered or repealed by the Board of Directors.

     6.5 Voting of Shares Held. Unless otherwise provided by resolution of the Board of Directors or of the Executive Committee, if any, the President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the vote that the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation, or to consent in writing to any action by any such other corporation; and the President shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of the Corporation, and under its corporate seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises. In lieu of such appointment, the President may himself attend any meetings of the holders of shares or other securities of any such other corporation and there vote or exercise any or all power of the Corporation as the holder of such shares or other securities of such other corporation.

April ___, 1999

                                   CAIRE INC.

                  Action by Sole Stockholder Without a Meeting

          Pursuant to the authority of Section 228 of the Delaware General Corporation Law, the undersigned, being the Sole Stockholder of CAIRE Inc. (the "Corporation"), does hereby adopt the following resolutions, which shall be effective September 15, 2003:

          RESOLVED, that the Amended and Restated Bylaws of the Corporation be and are hereby amended by the removal of ARTICLE I, Section 1.8 and the substitution of a new ARTICLE I, Section 1.8 in lieu thereof, which shall read in its entirety as follows:

                    "1.8 Action of Stockholders Without a Meeting. Any action
               required or permitted to be taken, whether by any provision of the Delaware General Corporate Law or of the Certificate of Incorporation, at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation, at its registered office or its principal place of business, or to an officer or agent of the Corporation having custody of the stockholders' minute book of the Corporation. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective unless, within sixty (60) days of the earliest date consent delivered in the manner provided above to the Corporation, written consents signed by a sufficient number of stockholders to take the action are delivered in the manner provided above to the Corporation. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing."

          RESOLVED FURTHER, that the Amended and Restated Bylaws of the Corporation be and are hereby amended by the removal of ARTICLE 2,
          Section 2.2 and the substitution of a new ARTICLE 2, Section 2.2 in lieu thereof, which shall read in its entirety as follows:

                    "2.2 Number of Directors. The number of Directors which
               shall constitute the whole Board shall be not less than one, and the number of Directors elected at any meeting of stockholders shall be deemed to be the number of Directors constituting the whole Board unless otherwise fixed by resolution adopted at such meeting. Directors may, but need not, be stockholders."

          RESOLVED FURTHER, that the Amended and Restated Bylaws of the Corporation be and are hereby amended by the removal of ARTICLE 2,
          Section 2.6 and ARTICLE 2, Section 2.7 in their entirety.

          RESOLVED FURTHER, that the Amended and Restated Bylaws of the Corporation be and is hereby amended by the removal of the third sentence of Article 4, Section 4.1, which reads as follows:

                    "The President shall be chosen from among the Directors."

          RESOLVED FURTHER, that the Amended and Restated Bylaws of the Corporation be and is hereby amended by the removal of the second sentence of Article 4, Section 4.4, which reads as follows:

                    "He shall be a Director and, except as otherwise provided in these Bylaws or in the resolutions establishing other committees, he shall be ex officio a member of all Committees of the Board."

          RESOLVED FINALLY, that a copy of these resolutions shall be appended to the Bylaws and the amendment contained herein shall be incorporated within the Bylaws by reference.

          IN WITNESS WHEREOF, the undersigned, has executed this Action by Sole Stockholder Without a Meeting as of the 12th day of September, 2003.

                                        CHART INC.


                                        By: /s/ Michael F. Biehl
                                            ------------------------------------
                                        Michael F. Biehl, Chief Financial
                                        Officer and Treasurer

                                        "Sole Stockholder"

Effective Date: September 15, 2003


                                       2